Exhbit (p)(2)

CONFIDENTIAL INFORMATION, INSIDER TRADING AND RELATED MATTERS

Issue Date: September 1998

CONTENTS

LETTER TO ALL EMPLOYEES

INTRODUCTION

PROTECTING CONFIDENTIAL INFORMATION
 The Basic Policy
 Nature of Confidential Information
 Safeguarding Documents and Files
 Securing Communications
 Temporary Staff and Outside Services
 Client Confidentiality Agreements
 Inquiries from Outside Parties
 Customer Inquiries Regarding Investment Advice
 Public Statements and Shareholder Communications

INSIDER TRADING AND CONFLICT OF INTEREST
 The Basic Policy
 Nature of Material Nonpublic Information
 Insider Trading
 "Frontrunning"
 Dealing with Rumors
 Unintentional Receipt of Confidential Information
 Personal Securities Trading by Employees

SHARING INFORMATION WITHIN BANKERS TRUST - THE "CHINESE WALL"
 The Basic Policy
 The "Chinese Wall"
 Crossing the Chinese Wall
 Avoid Unintended "Backflow" of Information
 Additional Walls

THE RESTRICTED LIST AND THE GRAY LIST
 What Are the Restricted and Gray Lists?
 Updates and Distribution of the Lists
 Trading Restrictions - The Restricted List
 Waivers and Exceptions to Trading Restrictions

OTHER MATTERS
 The Compliance Department
 Waivers and Exceptions
 Confirming Your Compliance with Policies
 If You Have Questions

PERSONAL SECURITIES TRANSACTIONS BY EMPLOYEES . . . . . . . . SEPARATE BOOKLET

(copyright) 1998 Bankers Trust Corporation

BANKERS TRUST

September 1998

To All Employees:

This is your personal copy of Bankers Trust's Employee Compliance Guide, CONFIDENTIAL INFORMATION, INSIDER TRADING AND RELATED MATTERS. These policies and procedures are designed to protect the Firm against inadvertent leaks of sensitive data and possible violations of various securities laws, as well as to protect the reputation of the Firm and its employees. They are extremely important.

The policies and procedures described in this booklet are comprehensive and are supported by three basic guiding principles:

1) Information that you receive as a Bankers Trust employee is confidential and intended to be used solely for the business purposes of the Firm or its clients. You must safeguard confidential information at all times.

2) If you possess material nonpublic information about or affecting securities or their issuer, you may not buy or sell such securities regardless of the source of the information.

3) Whenever potential conflicts of interest arise, you should place our fiduciary duty to clients ahead of Bankers Trust's immediate interests, and you should place the interests of Bankers Trust ahead of your personal financial interests.

Thank you for your attention to both the letter and spirit of these standards of professional conduct. Should you ever have a question on how to apply these policies to some event or circumstance, I encourage you to seek the guidance of the Compliance Department.

      Sincerely,

      Frank Newman
      Chairman and
      Chief Executive Officer

INTRODUCTION

This policy statement, CONFIDENTIAL INFORMATION, INSIDER TRADING AND RELATED MATTERS, applies worldwide to all employees of Bankers Trust Corporation and its subsidiaries (referred to herein as "Bankers Trust" or the "Firm"). For legal and business reasons, it is essential that our clients, prospective customers and others are confident that they can rely on our integrity and discretion to protect and properly use the confidential information they entrust to us.

Adhering to the policies and standards of conduct described in this booklet is a condition of your employment with Bankers Trust. Failure to comply with them may subject you to disciplinary action, including possible dismissal and civil or criminal penalties. Also, if you become aware of an apparent violation of these policies and procedures by another employee, you must report the relevant facts to the Compliance Department.

No written policy can anticipate every situation. Use common sense and good judgment when responding to situations that may not be specifically covered by these standards, and recognize when to seek advice regarding their application.

PROTECTING CONFIDENTIAL INFORMATION

1.  THE BASIC POLICY

Improper disclosure or misuse of confidential information is prohibited. You are required to treat confidential information in a responsible and proper manner, and in accordance with the policies and procedures of Bankers Trust.

2.  NATURE OF CONFIDENTIAL INFORMATION

Confidential information refers to business matters not generally known or made available to the public. You should generally presume that all business information acquired in connection with your responsibilities at Bankers Trust regarding the Firm, its clients and business transactions is confidential unless the contrary is clearly evident. This includes proprietary information, products and transactions developed or used by Bankers Trust as explained further in the Firm's RULES FOR BUSINESS CONDUCT.

EXAMPLES OF CONFIDENTIAL INFORMATION

(solid bullet) a client's planned acquisition target or restructuring plan;

(solid bullet) forthcoming investment research recommendations;

(solid bullet) information about a client's accounts or borrowings;

(solid bullet) proprietary or fiduciary trading positions and strategies;

(solid bullet) customer, supplier, creditor and investor lists; and

(solid bullet) unannounced information about Bankers Trust's earnings or transactions.

3.  SAFEGUARDING DOCUMENTS AND FILES

When handling confidential information contained in written documents, computer files or other modes of communication and storage, you have a personal responsibility to protect it. Also, each department should develop appropriate policies and procedures to properly protect confidential information within its control.

RECOMMENDED PRACTICES TO SAFEGUARD CONFIDENTIAL DOCUMENTS AND FILES

(solid bullet) mark confidential documents as CONFIDENTIAL;

(solid bullet) prevent unrestricted copying of confidential documents and keep track of copies made;

(solid bullet) shred confidential documents that are no longer needed;

(solid bullet) protect documents and files by using locked cabinets and limiting computer access;

(solid bullet) use caution when carrying confidential documents and files in public areas;

(solid bullet) keep desks and conference rooms clear;

(solid bullet) when appropriate, use code names to protect the identities of participants in a transaction; and

(solid bullet) restrict access by visitors (including Bankers Trust personnel from other departments) in areas where they can observe or overhear confidential information.

4.  SECURING COMMUNICATIONS

Avoid discussing confidential information in public areas such as elevators, hallways, taxicabs, airplanes or restaurants where others may be listening. Be careful when using speakerphones, cellular phones, e-mail, the Internet and similar methods of communication because conversations and messages can be overheard or intercepted. Also, don't share information over the telephone until you have identified the caller. When asked informally by friends or at social gatherings about confidential matters concerning Bankers Trust, its clients or others, as a general rule you should decline to comment.

THOSE "IN THE KNOW" CAN PROTECT THE FIRM, FAMILY AND FRIENDS - AND THEMSELVES - BY KEEPING WORKPLACE INFORMATION AT THE WORKPLACE.

5.  TEMPORARY STAFF AND OUTSIDE SERVICES

If consultants or temporary staff are utilized in your department, exercise care to ensure they do not gain unauthorized access to or mishandle confidential information. Also recognize that certain functions or areas within Bankers Trust may be too sensitive to entrust to temporary workers or outside service organizations. When deemed appropriate by business line management or when required by local regulations, outside personnel should sign a confidentiality agreement (as approved by the Legal Department) to confirm their awareness and understanding of the requirement to protect confidential information and not misuse it.

6.  CLIENT CONFIDENTIALITY AGREEMENTS

A confidentiality agreement with a client or a prospective customer may impose additional obligations on the Firm with respect to protecting confidential information. Business line management should establish appropriate internal procedures and provide instructions to employees to ensure compliance with its terms.

When initially drafted, some confidentiality agreements can be overly broad in scope and could impair our ability to pursue other business opportunities during or after the term of the agreement. Therefore, the Legal Department should review confidentiality agreements prior to being signed by a duly authorized department manager or their designee.

7.  INQUIRIES FROM OUTSIDE PARTIES

Unless specifically consented to by the customer, we generally do not disclose any confidential information about our customer's dealings with us to any outside party. An exception to this general rule occurs when regulators and other proper legal authorities or process require that we disclose specific information. Before releasing information or taking any action, you should immediately report the matter to your supervisor and seek the advice of either the Compliance Department or the Legal Department.

Other financial institutions may ask that we respond to credit inquiries concerning our dealings with existing or former customers. To avoid potential liability, such responses should be limited to a very narrow statement of objective factual matters known to us directly and should never express an opinion as to the client's creditworthiness or integrity. Also, no response to a credit inquiry should be made without first obtaining the approval of a departmental credit officer or an officer in the Credit Policy Department.

8.  CUSTOMER INQUIRIES REGARDING INVESTMENT ADVICE

When appropriate in responding to a customer inquiry regarding investment advice, departments engaged in investment research, investment management or investment advisory functions should make sure that their customers understand that we maintain a Chinese Wall and that Bankers Trust personnel who make investment decisions or recommendations cannot gain access to, nor benefit from, any confidential information obtained by the Private Functions of the Firm (see page 11).

9.  PUBLIC STATEMENTS AND SHAREHOLDER COMMUNICATIONS

When Bankers Trust information is released to the public, it must be accurate and disclosed in a proper way. Since a public statement made by a Bankers Trust employee - even a statement that does not release any confidential information - could embarrass the Firm or subject it to liability, all contacts with shareholders and security analysts should be cleared in advance with Corporate Affairs in New York.

All requests for speeches, interviews or comments for use in broadcasts, newspapers, magazines or other media should be referred to, or cleared by, Corporate Affairs (in the U.S. and Australia), the designated Communications Officer (in London), Marketing Services (in
Asia) or the head of your Bankers Trust office (for all other international locations). When practical, these departments should be furnished with, and given an opportunity to comment on, the text or outline of the statement or speech and responses to any likely questions.

INSIDER TRADING AND CONFLICT OF INTEREST

1.  THE BASIC POLICY

Trading securities or other financial instruments for the accounts of Bankers Trust, its clients or for personal interests while you are in possession of material nonpublic information about or affecting them (regardless of how it was obtained) is prohibited. You are also prohibited from disclosing material nonpublic information to third parties except in accordance with the policies and procedures described in this booklet or where disclosure is required by law. Avoid situations that may appear to be a conflict of interest, let alone any actual conflict, in both business and personal securities transactions.

UNDER VARIOUS SECURITIES LAWS, VIOLATIONS MIGHT OCCUR IF YOU TRADE SECURITIES (OR THEIR DERIVATIVES SUCH AS OPTIONS) WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION ABOUT THEM, OR DISCLOSE SUCH INFORMATION TO THIRD PARTIES WHO, IN TURN, TRADE THOSE SECURITIES OR DERIVATIVES. THE SECURITIES LAWS OF VARIOUS JURISDICTIONS PROVIDE A BROAD RANGE OF REMEDIES TO PROTECT AND MAINTAIN THE INTEGRITY OF THE SECURITIES MARKETS. VIOLATION OF APPLICABLE INSIDER TRADING LAWS AND REGULATIONS COULD SUBJECT YOU TO SUBSTANTIAL CIVIL OR CRIMINAL PENALTIES.

2.  NATURE OF MATERIAL NONPUBLIC INFORMATION

Material nonpublic information (also known as price sensitive information in some jurisdictions) refers to confidential information about or affecting a particular issuer or its securities that is not generally known to the investing public and a reasonable investor would likely consider important when making an investment decision. While no single rule can define whether a particular item is in fact material, information that, if known to the public, would likely affect the price of a publicly traded security (or would likely influence decisions to buy, sell or hold a security) has a high probability of being material.

EXAMPLES OF NONPUBLIC INFORMATION ABOUT ISSUERS LIKELY TO BE MATERIAL

(solid bullet) knowledge of unannounced tender offers;

(solid bullet) plans to issue or redeem securities;

(solid bullet) new products or major contracts;

(solid bullet) liquidity problems or covenant defaults;

(solid bullet) significant management developments;

(solid bullet) estimates about revenues and earnings; and

(solid bullet) significant mergers, acquisitions or divestitures.

3.  INSIDER TRADING

"Insiders" are persons who owe a fiduciary duty to a company's stockholders and typically include a company's officers, directors and employees. Insiders also may include a company's outside advisors, bankers, lawyers, underwriters and printers when they receive material nonpublic information about the company for a specific purpose.

As a Bankers Trust employee, you should generally assume that any nonpublic information coming into your possession is material and you may not trade in or recommend any related securities while in possession of that information. Also, you may not disclose such information to others (a practice generally referred to as "tipping") since such conduct may be unethical and illegal. In fact, indirect receipt of nonpublic information may subject you to these rules if you knew, or should have known, that the information originated from the company or from someone who had a duty not to disclose it.

THE SECURITIES LAWS GOVERNING INSIDER TRADING ARE COMPLEX AND
EVOLVING. YOU SHOULD CONSULT THE COMPLIANCE DEPARTMENT IF UNCERTAIN WHETHER THE INFORMATION YOU POSSESS IS MATERIAL OR NONPUBLIC BEFORE MAKING A PURCHASE, SALE OR RECOMMENDATION TO WHICH IT RELATES.

4.  "FRONTRUNNING"

You are prohibited from buying or selling securities for the account of Bankers Trust, as well as for your own account, on the basis of your knowledge about our clients' trading positions, plans or strategies, or our own forthcoming research recommendations.

5.  DEALING WITH RUMORS

Various securities laws prohibit the circulation of rumors where the underlying intent is to manipulate the price of publicly traded securities. As a general rule, you should refrain from conveying rumors to others. If you have reason to believe that a particular rumor is being circulated to influence the market, you should report the matter to the Compliance Department.

Securities trading on the basis of unsubstantiated rumors may subject you or the Firm to regulatory scrutiny and possible civil or other penalties. Keep in mind that recommendations and other statements to clients must have a reasonable basis in fact. Contact your supervisor if uncertain how to handle a particular rumor.

6.  UNINTENTIONAL RECEIPT OF CONFIDENTIAL INFORMATION

Sometimes, confidential information is inadvertently or improperly communicated to a person who should not have access to that information. To help avoid this situation, you should clearly describe your position at the Firm when calling on clients, prospects and in general discussions with others.

CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY IF YOU INADVERTENTLY OR IMPROPERLY RECEIVE NONPUBLIC INFORMATION THAT MAY BE MATERIAL TO
DETERMINE WHAT ACTION, IF ANY, IS APPROPRIATE IN THE CIRCUMSTANCES.

7.  PERSONAL SECURITIES TRADING BY EMPLOYEES

You must always avoid any actual or potential conflicts of interest between your Bankers Trust duties and responsibilities, and your personal investment activities. Restrictions that pertain to personal securities transactions by employees, including opening and maintaining Employee Related Accounts (as defined) and the requirement to pre-clear personal securities transactions, are described in a separate booklet that supplements this policy statement entitled PERSONAL SECURITIES TRANSACTIONS BY EMPLOYEES.

SHARING INFORMATION WITHIN BANKERS TRUST - THE "CHINESE WALL"

1.  THE BASIC POLICY

Absent appropriate consent, confidential and material nonpublic information, whether relating to Bankers Trust, its clients or others, should not be disclosed to anyone other than relevant Bankers Trust personnel, the Firm's outside lawyers, advisors and accountants, and where appropriate concerning a transaction, the participants in the transaction. You are permitted to share confidential information within Bankers Trust only when the communication observes our Chinese Wall policies and procedures, it complies with our duty of confidentiality owed to clients and the recipient of the information:

(solid bullet) has a legitimate need to know the information in connection with his or her Bankers Trust duties;

(solid bullet) has no responsibilities, whether to Bankers Trust, its clients or others, that are likely to give rise to conflict of interest or a misuse of the information; and

(solid bullet) understands that the information is confidential, as well as the limitations on further distribution of the information.

THIS POLICY IS EXTREMELY IMPORTANT. YOU MUST EXERCISE CAUTION BEFORE SHARING CONFIDENTIAL INFORMATION AND, WHEN APPROPRIATE, VERIFY THE IDENTITY OF THE RECIPIENT AND ASCERTAIN THAT HE OR SHE HAS A
LEGITIMATE NEED FOR THE INFORMATION AND HAS NO CONFLICTING DUTIES.

2.  THE "CHINESE WALL"

Because Bankers Trust is a multi-faceted financial institution, some areas of the Firm may have material nonpublic information about a particular company while other areas of the Firm may wish to buy, sell or recommend that company's securities. The controls provided by our "Chinese Wall" policies and procedures allow us to engage in these diverse activities without violating the law or breaching our fiduciary responsibilities.

The Chinese Wall separates the "Private" areas of the Firm ("Potential Insider Functions") that are likely to come into possession of material nonpublic information in the ordinary course of business from the "Public" areas of the Firm ("Trading and Advising Functions") that trade securities or other instruments for our own account or for the accounts of others, or that render investment advice. Generally, material nonpublic information obtained by anyone who works in the Potential Insider Functions should not be communicated to anyone outside those functions, and particularly must not be communicated to anyone in the Firm's Trading or Advising Functions.

PRIVATE FUNCTIONS

Examples include:

(solid bullet) mergers, acquisitions and corporate advisory;

(solid bullet) commercial lending and credit;

(solid bullet) corporate finance; and

(solid bullet) corporate trust.

PUBLIC FUNCTIONS

Examples include:

(solid bullet) trading, sales and funding;

(solid bullet) brokerage;

(solid bullet) investment management; and investment research.

Employees assigned to certain infrastructure and control groups, such as Operations and Product Controllers, may obtain confidential information while conducting their normal activities. In addition, members of senior management and the Compliance, Legal, Audit and Credit departments are generally considered "above the Chinese Wall" and therefore have ready access to confidential information. If you are a member of one of these groups or a similar function within the Firm, be careful to avoid any improper disclosure of confidential information, particularly with respect to personnel on the "Public" side of the Chinese Wall.

3.  CROSSING THE CHINESE WALL

In limited situations, communicating material nonpublic information to a person involved in a Trading or Advising Function may be necessary to achieve a legitimate business purpose. For example, an investment research analyst's expertise in a particular industry may be necessary concerning a proposed corporate finance transaction.

UNLESS THE COMPLIANCE DEPARTMENT HAS EXPRESSLY APPROVED A PARTICULAR DEPARTMENT'S PROCEDURES FOR CONDUCTING CHINESE WALL CROSSINGS, ANY COMMUNICATION OF MATERIAL NONPUBLIC INFORMATION FROM THE "PRIVATE" SIDE OF THE CHINESE WALL TO AN EMPLOYEE ON THE "PUBLIC" SIDE OF THE CHINESE WALL MUST BE HANDLED THROUGH THE COMPLIANCE DEPARTMENT. FURTHER, FOR DEPARTMENTS THAT DO NOT HAVE APPROVED PROCEDURES, THE COMPLIANCE DEPARTMENT MUST BE NOTIFIED REGARDING THE PROPOSED COMMUNICATION PRIOR TO INITIATING ANY CONTACT WITH THE EMPLOYEE.

You should contact the Compliance Department if uncertain whether a proposed communication of material nonpublic information is permissible. Also, the Compliance Department should be notified immediately if you believe such information may have been improperly communicated either within Bankers Trust or elsewhere.

4.  AVOID UNINTENDED "BACKFLOW" OF INFORMATION

In principle, the Chinese Wall need not inhibit the flow of information from the "Public" side to the "Private" side of the Wall. Communication of this type, however, may cause an unintended "backflow" of confidential information. For example, a request for public information on a particular company by a mergers and acquisitions specialist (Private Function) to an investment research analyst (Public Function) may provide the research analyst a hint as to a possible material development.

All unnecessary business communications (in either direction) between the Private Functions and Public Functions should be avoided and care must be exercised whenever an employee engaged in a Private Function deems it necessary to obtain information from an employee in a Public Function. Questions in this regard should be directed to the Compliance Department.

5.  ADDITIONAL WALLS

Beyond the Chinese Wall described above, we often establish other walls - some temporary and some permanent - to insulate confidential information held within certain business lines from other personnel who should not have access to that information.

EXAMPLES OF ADDITIONAL WALLS

(solid bullet) While our research functions that publish investment recommendations for distribution to the public are generally considered to be on the "Public" side of the Chinese Wall, information such as an analyst's plan to significantly change an existing recommendation regarding particular securities is confidential and should generally not be disclosed to personnel in the Firm's trading and sales functions (unless prior approval has been obtained from the Compliance Department) until such research is released to customers.

(solid bullet) Investment management personnel who become aware of a significant client investment plan that will likely affect market prices should not reveal the plan to personnel who handle Bankers
Trust's proprietary trading and investing.

(solid bullet) In the lending areas of the Firm, information relating to a proposed loan to one company should be insulated from personnel working on a proposed loan to another company if the two companies are competing to acquire the same target company.

THE RESTRICTED LIST AND THE GRAY LIST

1.  WHAT ARE THE RESTRICTED AND GRAY LISTS?

For legal, regulatory and business reasons, the Compliance Department maintains a Restricted List and a Gray List of securities. Securities may be placed on these lists when certain conditions are met, such as when a business area within Bankers Trust:

(solid bullet) possesses material nonpublic information about or affecting the securities or their issuer;

(solid bullet) is involved in a securities offering or significant transaction affecting the securities or their issuer; or

(solid bullet) may be issuing to the public a significant change in the Firm's investment recommendation regarding certain securities or issuers.

The Restricted List is comprised of securities in which the normal trading or recommending activity of the Firm and its employees is prohibited or subject to specified restrictions as described in the List. While the Restricted List is distributed quite extensively within Bankers Trust, its composition is generally considered confidential and should not be shared with others outside of the Firm. In response to any inquiry, you should reply simply that we are not able to take a position or make a recommendation regarding the particular security at this time.

The Gray List is a highly confidential list maintained by the Compliance Department to check the integrity of the Chinese Wall, and to prevent or address potential conflicts of interest concerning trading decisions and investment recommendations. Securities may be placed on the Gray List when the Firm is involved in an unannounced material transaction, or for other confidential monitoring purposes.

2.  UPDATES AND DISTRIBUTION OF THE LISTS

The Compliance Department determines when securities should be added to or removed from both the Restricted List and Gray List and distributes the Restricted List to appropriate personnel within the Firm. Business line management of the various Private Functions is responsible for informing and updating the Compliance Department concerning details of the Firm's involvement in certain confidential transactions.

Certain business units that are routinely involved in the Firm's investment banking and advisory businesses follow specific procedures for providing deal information to the Compliance Department. If you are assigned to a department that does not have such procedures and you become aware of material nonpublic information about or affecting a publicly traded company or its securities, you should immediately notify the Compliance Department.

3.  TRADING RESTRICTIONS - THE RESTRICTED LIST

Personnel in the Firm's Public Functions, such as trading and sales, investment management and investment research, must refer to the Restricted List regularly and comply with its trading restrictions. Generally, the trading restrictions may limit or prohibit:

(solid bullet) transactions involving securities on the Restricted List in the accounts of Bankers Trust, its employees and its customers; and

(solid bullet) solicitation and investment advising activities, such as commenting about, recommending or soliciting orders involving securities on the Restricted List, or issuing research regarding such securities.

Trading restrictions may apply to customer accounts where Bankers Trust exercises investment discretion, but do not generally apply to unsolicited customer trades executed on an "agency" basis (i.e., where the Firm is not acting as principal). Special rules apply to customer and proprietary accounts connected with certain defined index, passive or basket trading strategies where a transaction involving securities on the Restricted List is dictated by contract or predetermined formula. Additional information about these special rules can be obtained from the Compliance Department.

The Restricted List describes the various types of trading restrictions imposed on Bankers Trust and its employees in light of certain legal, regulatory and business requirements.

TRADING RESTRICTIONS -

THE RESTRICTED LIST

FULL RESTRICTION

When securities are subject to "Full Restriction," the following activities with respect to such securities are generally PROHIBITED:

(solid bullet) trading for the Firm's proprietary account;

(solid bullet) trading for Employee Related Accounts;

(solid bullet) trading for customer accounts over which Bankers Trust exercises investment discretion;

(solid bullet) basket trading for an account, such as an index fund, where the transaction is dictated by a contract or predetermined formula;

(solid bullet) market making activities;

(solid bullet) solicitation of customer orders;

(solid bullet) issuance or distribution of written research or rendering oral recommendations; and

(solid bullet) execution of unsolicited customer orders, unless such orders are executed on an "agency" basis only.

NOTE: For securities not subject to "Full Restriction," the Restricted List identifies which of the above specific activities are prohibited.

4.  WAIVERS AND EXCEPTIONS TO TRADING RESTRICTIONS

Waivers and exceptions to any trading restrictions identified on the Restricted List require the specific prior approval of the Compliance Department. Violation of the trading restrictions could subject the Firm and the employee involved to civil or criminal penalties, as well as other disciplinary actions.

OTHER MATTERS

1.  THE COMPLIANCE DEPARTMENT

As used in this policy statement, the "Compliance Department" refers to the Bankers Trust Compliance Department and the BTAL Compliance Department.

The Bankers Trust Compliance Department is organized generally by U.S. business lines and regionally for Asia, Europe/Middle East/Africa and Latin America, and is comprised of the following groups:

(solid bullet) Broker-Dealer Compliance (including Latin America);

(solid bullet) Fiduciary Compliance;

(solid bullet) Corporate Compliance; and

(solid bullet) Europe & Asia Regional Compliance.

The BTAL Compliance Department is organized generally by business lines in Australia and New Zealand.

2.  WAIVERS AND EXCEPTIONS

Bankers Trust policies regarding confidential information, insider trading and related matters as described in this booklet are necessarily a general summary. In practice, some situations may arise that warrant making exceptions to some general rules set forth herein, and you must obtain approval from the Compliance Department before taking action regarding such an exception.

3.  CONFIRMING YOUR COMPLIANCE WITH POLICIES

Annually, you are required to sign a statement as a Bankers Trust employee acknowledging that you have received this policy statement CONFIDENTIAL INFORMATION, INSIDER TRADING AND RELATED MATTERS and confirm your adherence to Bankers Trust's standards of conduct.

4.  IF YOU HAVE QUESTIONS

You should refer to the Compliance Department all questions concerning the interpretation or application of these policies, the propriety of any particular conduct, or other compliance-related matters.

NOTE -- REFER TO PERSONAL SECURITIES TRANSACTIONS BY EMPLOYEES, A
SEPARATE BOOKLET THAT SUPPLEMENTS THIS POLICY STATEMENT, FOR
ADDITIONAL INFORMATION REGARDING OPENING AND MAINTAINING EMPLOYEE
RELATED ACCOUNTS (AS DEFINED), PRE-CLEARANCE OF TRADES AND OTHER RULES AND RESTRICTIONS REGARDING PERSONAL SECURITIES TRANSACTIONS BY
EMPLOYEES.

Exhibit (p)2)

PERSONAL SECURITIES TRANSACTIONS BY EMPLOYEES

Issue Date: September 1998

CONTENTS

INTRODUCTION

SUMMARY

OPENING AND MAINTAINING EMPLOYEE RELATED ACCOUNTS
    The Basic Policy
    Employee Related Accounts Defined
    "Designated Broker" Rule
    Waivers to the Designated Broker Rule
    Monitoring Employee Related Accounts

PRE-CLEARING TRANSACTIONS IN EMPLOYEE RELATED ACCOUNTS
    The Basic Policy
    Pre-Clearance Procedures
    Additional Supervisory Pre-Clearance
    Private Securities Transactions

RESTRICTIONS REGARDING PERSONAL SECURITIES TRANSACTIONS
    The Basic Policy
    Material Nonpublic Information
    Corporate and Departmental Restricted Lists
    "Frontrunning"
    Employee Transactions in Bankers Trust Securities
    Avoiding Conflicts with Your Bankers Trust Job Responsibilities Initial Public Offerings and New Issues

OTHER MATTERS
    Waivers and Exceptions
    Confirming Your Compliance with Policies
    If You Have Questions

NOTE:  THE POLICIES CONTAINED IN THIS BOOKLET SHOULD BE READ IN
CONJUNCTION WITH THE POLICY STATEMENT CONFIDENTIAL INFORMATION,
INSIDER TRADING AND RELATED MATTERS.

(copyright) 1998 Bankers Trust Corporation

INTRODUCTION

This policy statement, PERSONAL SECURITIES TRANSACTIONS BY EMPLOYEES, applies worldwide to all employees of Bankers Trust Corporation and its subsidiaries (referred to herein as "Bankers Trust" or the "Firm"). Along with the standards provided in this booklet, you should be familiar with the contents of the Firm's related policy statement CONFIDENTIAL INFORMATION, INSIDER TRADING AND RELATED MATTERS.

As used in this Guide, "securities" transactions include those involving equity or debt securities, derivatives of securities (such as options, warrants and indexes), futures, commodities and similar instruments.

You should always conduct your personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with your financial resources and objectives. The Firm generally discourages short-term trading strategies, and you are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with your job performance, or compromises the duty that Bankers Trust owes to its clients and shareholders, will not be tolerated.

SUMMARY

This booklet is organized to help you comply with Bankers Trust's policies and procedures, and to protect you and the Firm from potential liability. In summary, the section entitled:

(solid bullet) OPENING AND MAINTAINING EMPLOYEE RELATED ACCOUNTS describes the types of accounts you must disclose to the Compliance Department upon joining the Firm and your requirement to obtain explicit permission from the Compliance Department prior to opening and maintaining Employee Related Accounts (as defined);

(solid bullet) PRE-CLEARING TRANSACTIONS IN EMPLOYEE RELATED ACCOUNTS describes the procedures you must follow to pre-clear your personal securities transactions with the Compliance Department before you place any order with your broker; and

(solid bullet) RESTRICTIONS REGARDING PERSONAL SECURITIES TRANSACTIONS describes certain trading prohibitions and procedures you must observe to avoid violating the Firm's policies and various securities laws and regulations.

Questions about this policy and the matters discussed herein should be directed to your Compliance Officer or to the Compliance Department at
(212) 250-5812.

OPENING AND MAINTAINING EMPLOYEE RELATED ACCOUNTS

1.  THE BASIC POLICY
All employees must obtain the explicit permission of the Compliance Department prior to opening a new Employee Related Account. Upon joining Bankers Trust, new employees are required to disclose all of their Employee Related Accounts (as defined below) to the Compliance Department and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

UNDER NO CIRCUMSTANCE ARE YOU PERMITTED TO OPEN OR MAINTAIN ANY
EMPLOYEE RELATED ACCOUNT THAT IS UNDISCLOSED TO THE COMPLIANCE
DEPARTMENT.  ALSO, THE POLICIES, PROCEDURES AND RULES DESCRIBED
THROUGHOUT THIS GUIDE APPLY TO ALL OF YOUR EMPLOYEE RELATED ACCOUNTS.

2.  EMPLOYEE RELATED ACCOUNTS DEFINED

"Employee Related Accounts" include all accounts in which you have an ownership or beneficial interest (or can exercise investment discretion or control) and have the capability of holding securities, or in which securities transactions may be executed, even if the accounts are inactive. Employee Related Accounts include:

(solid bullet) your own accounts;

(solid bullet) your spouse's accounts and the accounts of your minor children and other relatives (whether by marriage or otherwise) living in your home;

(solid bullet) accounts in which you, your spouse, your minor children or other relatives living in your home have a beneficial interest; and

(solid bullet) accounts over which you or your spouse exercise investment discretion or control.

ALTHOUGH THEY ARE SECURITIES IN THE TECHNICAL SENSE, MONEY MARKET
FUNDS AND OPEN-ENDED MUTUAL FUNDS HELD DIRECTLY WITH THE FUND OR ITS TRANSFER AGENT ARE NOT CONSIDERED EMPLOYEE RELATED ACCOUNTS FOR THE PURPOSES OF APPLYING THE ABOVE DEFINITION.

3.  "DESIGNATED BROKER" RULE

Depending on your Bankers Trust location, you may be required to open and maintain your Employee Related Accounts with a "Designated Broker," which refers to brokerage firms specifically identified by the Compliance Department for employee use. Employee Related Accounts with the Designated Brokers must be opened in accordance with local Compliance Department procedures.

Employees who wish to open and maintain an Employee Related Account in the U.S. must do so with one of the following Designated Brokers:

(solid bullet) BT Alex. Brown Incorporated

(solid bullet) Quick & Reilly (Wall Street Office)

(solid bullet) Salomon Smith Barney (the Rasweiler Group, New York)

Information about opening such an account can be obtained from the Compliance Department at (212) 250-5812.

Employees assigned to Bankers Trust offices outside the U.S. are provided local guidelines regarding Designated Brokers (and instructions about opening and maintaining Employee Related Accounts) by Regional Compliance Groups for Asia, Australia/New Zealand,
Europe/Middle East/Africa and Latin America. You should contact your Regional Compliance Officer if you have questions.

4.  WAIVERS TO THE DESIGNATED BROKER RULE

In very limited situations, the Compliance Department may grant you permission to open or maintain an Employee Related Account at a brokerage firm other than a Designated Broker. Generally, such permission is limited to the following types of situations:

(solid bullet) your spouse or close relative, by reason of employment, is required by his or her employer to maintain their brokerage accounts with a firm other than a Designated Broker; or

(solid bullet) your Employee Related Account is maintained on a "discretionary" basis. This means that full investment discretion has been granted to an outside bank, investment manager or trustee, and neither you nor a close relative participates in the investment decisions or is informed in advance regarding transactions in the account.

An employee's request to the Compliance Department for an exemption to the Designated Broker policy must be submitted in writing. If permission is granted, duplicates of account statements and transaction confirmations must be provided to the Compliance
Department. Your continued eligibility for an exception to the Designated Broker policy is periodically reviewed and evaluated and can be revoked at any time.

NOTE -- DO NOT OPEN AN ACCOUNT WITH ANOTHER BROKERAGE FIRM UNTIL YOU RECEIVE AUTHORIZATION TO DO SO FROM THE COMPLIANCE DEPARTMENT.

5.  MONITORING EMPLOYEE RELATED ACCOUNTS

To ensure adherence to Bankers Trust's policies, the Compliance Department monitors transactions in Employee Related Accounts, whether they are maintained with a Designated Broker or otherwise. If you violate the Firm's policies and procedures as described herein, you may be required to cancel, reverse or freeze any transaction or position in your Employee Related Account at your expense, regardless of where the account is held. Such action may be required without advance notice.

PRE-CLEARING TRANSACTIONS IN EMPLOYEE RELATED ACCOUNTS

1.  THE BASIC POLICY

You must contact the Compliance Department to pre-clear all transactions involving securities or their derivatives in your Employee Related Accounts (other than transactions involving only U.S. Treasury securities or open-ended mutual funds) prior to placing an order with your broker. You are personally responsible for ensuring that your proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of your Bankers Trust responsibilities or information you may possess about the securities or their issuer.

2.  PRE-CLEARANCE PROCEDURES

Proposed transactions in your Employee Related Accounts must be personally pre-cleared with the Compliance Department. After providing the requested information about the transaction, you will be informed whether you have been granted permission to place the order with your broker which is valid for the day given and the next business day. If permission is denied to proceed with the proposed transaction, such denial is confidential and should not be disclosed to others.

For employees assigned to Bankers Trust offices in the U.S. and Canada, securities transactions can be pre-cleared by contacting the Compliance Department at (212) 250-5812.

Employees assigned to Bankers Trust offices outside of the U.S. and Canada are provided local guidelines and contacts for pre-clearing securities transactions by Regional Compliance Groups for Asia, Australia/New Zealand, Europe/Middle East/Africa and Latin America. You should contact your Regional Compliance Officer if you have questions.

3.  ADDITIONAL SUPERVISORY PRE-CLEARANCE

Depending on your area of assignment, you may be subject to additional departmental policies that require you to first pre-clear your proposed securities transaction with your supervisor prior to requesting pre-clearance from the Compliance Department. If you are assigned to one of the Bankers Trust departments in which employees are subject to this requirement, you will be informed of this fact when you contact the Compliance Department for pre-clearance.

4.  PRIVATE SECURITIES TRANSACTIONS

Investment transactions in private securities, such as limited partnerships or the securities of private companies, are likely to be made directly with the sponsor and not executed in your Employee Related Account. Prior to engaging in a private securities transaction, you must first obtain the approval of your supervisor and then pre-clear the transaction with the Compliance Department.
Private securities transactions that give rise to actual or apparent conflicts of interest are prohibited.

RESTRICTIONS REGARDING PERSONAL SECURITIES TRANSACTIONS

1.  THE BASIC POLICY

You have a personal obligation to conduct your investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between your own interests and the interests of Bankers Trust and its customers. You must carefully consider the nature of your Bankers Trust responsibilities - and the type of information you might be deemed to possess in light of any particular securities transaction - before you engage in that transaction.

2.  MATERIAL NONPUBLIC INFORMATION

If you possess material nonpublic information about or affecting securities, or their issuer, you are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities.

3.  CORPORATE AND DEPARTMENTAL RESTRICTED LISTS

You are not permitted to buy or sell any securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists.

4.  "FRONTRUNNING"

You are prohibited from engaging in "frontrunning," which means that you may not buy or sell securities or other instruments for your Employee Related Accounts so as to benefit from your knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

5.  EMPLOYEE TRANSACTIONS IN BANKERS TRUST SECURITIES

Bankers Trust recognizes the special interest many employees have in investing in the securities of Bankers Trust Corporation. Observe, however, that your employment relationship with the Firm gives rise to special rules concerning such transactions to avoid potential conflicts of interest.

A.  TRANSACTIONS SUBJECT TO SPECIAL RULES

Personal trading activity in Bankers Trust Corporation securities that are subject to special rules are generally transactions that change your beneficial ownership interest, such as:

(solid bullet) purchases, sales or other transactions in Employee
Related Accounts;

(solid bullet) employee investment elections in Bankers Trust benefit plans, such as investment elections affecting the Bankers Trust Common Stock Fund in the PartnerShare Plan;

(solid bullet) exercise of Bankers Trust stock options granted as part of an employee's compensation;

(solid bullet) optional cash purchases of common stock through Bankers Trust's Dividend Reinvestment and Common Stock Purchase Plan; and

(solid bullet) gifts or donations of Bankers Trust Corporation stock to charitable organizations, relatives or others.

B.  SPECIAL RULES

The following special rules apply to all transactions that change your beneficial ownership interest in the securities of Bankers Trust
Corporation:

(solid bullet) all employees must pre-clear transactions involving Bankers Trust Corporation securities with Corporate Compliance in New York (212) 250-5812, even if assigned to an office outside the U.S. or Canada;

(solid bullet) Bankers Trust Corporation securities may not be pledged or used as collateral for any loan except for a margin loan associated with an Employee Related Account;

(solid bullet) any short sale of Bankers Trust Corporation securities is prohibited;

(solid bullet) any transaction that involves options or warrants referenced to Bankers Trust Corporation securities, other than exercising stock options granted under a Bankers Trust incentive compensation plan, is prohibited; and

(solid bullet) over-the-counter derivative transactions that are referenced to the value of Bankers Trust Corporation securities are prohibited.

C.  "BLACKOUT" PERIODS

During certain times of the year, you are prohibited from conducting transactions in Bankers Trust Corporation securities which affect your beneficial interest in the Firm. These "blackout" periods surround the end of each fiscal quarter or year and begin on the first day of each calendar quarter and end 48 hours after public release of the financial reports for the quarter or year.

ADDITIONAL RESTRICTED PERIODS MAY BE REQUIRED FOR CERTAIN INDIVIDUALS AND EVENTS, AND YOU WILL BE INFORMED OF WHETHER SUCH A RESTRICTED PERIOD IS IN EFFECT WHEN YOU REQUEST PRE-CLEARANCE OF YOUR PROPOSED TRANSACTION INVOLVING BANKERS TRUST CORPORATION SECURITIES. ANY QUESTIONS CONCERNING WHETHER YOU ARE SUBJECT TO ADDITIONAL RESTRICTIONS SHOULD BE DIRECTED TO THE COMPLIANCE DEPARTMENT.

6.  AVOIDING CONFLICTS WITH YOUR BANKERS TRUST JOB RESPONSIBILITIES

You are prohibited from buying, selling or holding positions in securities and other instruments for your Employee Related Accounts that give rise to a conflict of interest, or the appearance of conflict, between your personal financial interests and your Bankers Trust job responsibilities.

Following is a summary of the Firm's basic rules and procedures that are designed to prevent actual or apparent conflicts of interest. If you believe a proposed personal securities transaction may give rise to a potential conflict of interest, or may not comply with the following rules and procedures, you should resolve the matter with your Compliance Officer before placing the order.

A.  SECURITIES IN COMPANIES WITH WHICH YOU HAVE SIGNIFICANT DEALINGS

You are prohibited from buying or selling, for your Employee Related Accounts, securities of companies with which you have significant dealings on behalf of Bankers Trust, or for which you have ongoing relationship management responsibilities on behalf of the Firm. This rule applies to all employees who have significant dealings with the Firm's customers, counterparties, suppliers or vendors. Also, you are generally prohibited from acquiring an interest in any private equity investment vehicle sponsored by such companies.

B.  SECURITIES IN WHICH YOU HAVE TRADING OR TRADING-RELATED
RESPONSIBILITIES

To prevent actual or apparent conflicts of interest, employees with "trading or trading-related responsibilities" with respect to particular types of securities or instruments may be limited or prohibited from buying or selling the same types of securities or instruments for their Employee Related Accounts. Employees have trading or trading-related responsibilities with respect to particular types of securities or instruments if their duties:

(solid bullet) involve the Firm's proprietary dealing or investing activities (e.g., where committing the Firm's capital may be involved); and

(solid bullet) are associated with the origination, structuring, trading, market making, positioning, bookrunning, distribution, sales, research or analysis of particular types of securities or instruments.

If you have trading or trading-related responsibilities for equity securities, investment grade debt securities or U.S. Government, Government Agency or municipal securities (including derivatives thereof), you are permitted to buy or sell such securities for your Employee Related Accounts subject to compliance with certain departmental guidelines that may require supervisory approval and minimum holding periods.

If you have trading or trading-related responsibilities for non-investment grade debt securities, commodities, futures, FX or other instruments (including derivatives thereof), you are prohibited from buying or selling the same type of securities or instruments for your Employee Related Accounts.

C.  PORTFOLIO MANAGERS, INVESTMENT ADVISORY PROFESSIONALS AND "ACCESS
PERSONS"

If you are a portfolio manager, investment advisory professional or "access person" associated with the Firm's asset or funds management businesses, you may be subject to certain rules designed to prevent conflicts of interest. You can obtain more information about these rules from your supervisor or the Compliance Department.

D.  TRANSACTIONS SUBJECT TO MINIMUM HOLDING PERIODS

Securities bought or sold for your Employee Related Accounts may be subject to a minimum holding period to address potential conflicts of interest. Examples of the type of job functions and transactions that typically require a minimum holding period include:

(solid bullet) equity securities bought or sold by an employee with proprietary equity trading or trading-related responsibilities (60-day holding period);

(solid bullet) certain debt securities bought or sold by an employee with proprietary trading or trading-related responsibilities for U.S. Government, Government Agency, municipal or investment-grade corporate debt securities (60-day holding period);

(solid bullet) securities bought or sold by an equity research analyst, falling within the research analyst's assigned industry group (up to a six-month holding period); and

(solid bullet) securities bought or sold by employees assigned to most Bankers Trust offices outside the U.S. (holding period varies by region).

E.  ADDITIONAL INTERNATIONAL PROCEDURES

Regional Compliance Groups for Asia, Australia/New Zealand, Europe/Middle East/Africa and Latin America may modify the procedures described in this section to reflect local market practices and regulatory requirements. You should contact your Regional Compliance Officer to obtain information about local modifications, if any, to these requirements.

7.  INITIAL PUBLIC OFFERINGS AND NEW ISSUES

For regulatory reasons, you are prohibited from purchasing or subscribing for securities connected with an initial public offering or a new issue where a U.S.-registered broker-dealer is involved in the distribution, or where any part of the distribution is offered in the U.S. This prohibition applies even if Bankers Trust has no role or involvement in the distribution.

For initial public offerings and new issues of securities of non-U.S. companies distributed entirely outside of the U.S., employees assigned to international offices of Bankers Trust may be permitted to purchase or subscribe for such securities, provided that the appropriate Regional Compliance Group of the Compliance Department approves such proposed transaction in advance. You should contact your Regional Compliance Officer for local guidelines that apply.

OTHER MATTERS

1.  WAIVERS AND EXCEPTIONS

Bankers Trust policies regarding personal securities transactions by employees as described in this booklet is necessarily a general summary. In practice, some situations may arise to warrant making exceptions to some general rules set forth herein, and you must obtain approval from the Compliance Department before taking action regarding such an exception.

2.  CONFIRMING YOUR COMPLIANCE WITH POLICIES

Annually, you are required to sign a statement as a Bankers Trust employee acknowledging that you have received this supplement to the policy statement CONFIDENTIAL INFORMATION, INSIDER TRADING AND RELATED MATTERS and confirm your adherence to Bankers Trust's standards of conduct.

3.  IF YOU HAVE QUESTIONS

You should refer all questions concerning the interpretation or application of these policies, the propriety of any particular conduct, or other compliance-related matters to the Compliance
Department.

NOTE -- ADHERING TO THE POLICIES AND STANDARDS OF CONDUCT DISCUSSED IN THIS GUIDE IS ONE OF THE CONDITIONS OF EMPLOYMENT WITH BANKERS TRUST. FAILURE TO COMPLY WITH THEM MAY SUBJECT YOU TO DISCIPLINARY ACTION, INCLUDING POSSIBLE DISMISSAL. IN ADDITION, VIOLATION OF THE RULES DESCRIBED IN THIS GUIDE MAY ALSO SUBJECT YOU TO POSSIBLE CIVIL OR CRIMINAL PENALTIES IN ACCORDANCE WITH THE SECURITIES LAWS OR REGULATORY RULES APPLICABLE IN VARIOUS JURISDICTIONS.